1st FRANKLIN FINANCIAL CORPORATION

                              INDEX TO EXHIBITS


Exhibit No.                                                    Page No.
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     19      Quarterly Report to Investors for the Six
             Months Ended June 30, 1999 ......................    4

     27      Financial Data Schedule..........................   13